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                                                                 Exhibit 3.17(i)


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               DAMES & MOORE GROUP

                                       I.

      The name of this corporation is Dames & Moore Group.

                                       II.

      The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is AmeriSearch Corporate Services, Inc.

                                      III.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

      A. This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one hundred (100), each having a par value of one-tenth of one cent ($0.001).

            1. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director's death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            2. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"). During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been

                                       1.
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properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

      B.    REMOVAL

            1. During such time or times that the corporation is subject to
Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

            2. At any time or times that the corporation is not subject to
Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section B.1 above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors or
(b) without cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3 %) of the voting power of all then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors.

                                       V.

      A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

      B. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.



                                       VI.

      A. The liability of the directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law.

      B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL,


                                       2.
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subject, at any time or times that the corporation is subject to Section 2115(b)
of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

      C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.



                                       3.

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                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              DAMES & MOORE GROUP


                                    * * * *

     Dames & Moore Group, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

               RESOLVED, that the Restated Certificate of Incorporation of Dames & Moore Group be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

                                   ARTICLE I

                    The name of the corporation is URS Holdings, Inc.

     SECOND: That in lieu of a meeting and vote of stockholders the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IT WITNESS WHEREOF, said Dames & Moore Group has caused this Restated Certificate of Incorporation to be signed by Kristin L. Jones, its Assistant Secretary, this 29th day of January, 2002.


                                        DAMES & MOORE GROUP

                                        /s/ Kristin L. Jones
                                        --------------------------------------
                                        Kristin L. Jones, Assistant Secretary